Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated November 30, 2017) pertaining to the Arcturus Therapeutics, Inc. 2013 Equity Incentive Plan, of our report dated April 27, 2017, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. (formerly Alcobra Ltd.) included in its Annual Report (Form 20-F) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 30, 2017	A Member of EY Global